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                                                                      EXHIBIT 21


                                  SUBSIDIARIES


                  NAME                                  STATE OF INCORPORATION
         -----------------------                        ----------------------

         Precision Aerotech, Inc.                              Delaware

                  Speedring, Inc.                              Delaware

                  Speedring Systems, Inc.                      Delaware

         Teletrac Inc.                                         California